Exhibit 10.5

LEASE EXTENSION AND SPACE REDUCTION AGREEMENT

     THIS LEASE EXTENSION AND SPACE REDUCTION AGREEMENT, made and entered into this 5th day of April, 2004, by and between Kraus-Anderson, Incorporated, a Minnesota corporation (hereinafter referred to as “Landlord”), and Datakey, Inc., a Minnesota corporation (hereinafter referred to as “Tenant”);

     WITNESSETH THAT WHEREAS:

A. Landlord is leasing to Tenant and Tenant is leasing from Landlord certain premises commonly known as 401-413 West Travelers Trail, Burnsville, Minnesota and located in Suite 201 through 207 of the Gateway Business Park, Phase II (the “Complex”), pursuant to written Lease Agreement dated June 3, 1987, as amended by First Amendment To Lease Agreement dated February 10, 1988, Second Amendment To Lease Agreement dated December 23, 1988, Amendment No. 3 To Lease Agreement dated February 13, 1992, Amendment No. 4 To Lease Agreement dated April 1, 1992, Lease Amendment No. 5 dated December 17, 1996 and by Lease Extension and Expansion Agreement dated April 19, 1999 (collectively referred to as the “Lease”); Said premises consist of approximately 25,372 square feet of floor space as shown outlined in red and blue on Exhibit A attached hereto (the “Original Leased Premises”); and

B. WHEREAS, Landlord and Tenant desire to amend the Lease to redefine Tenant’s space, with Tenant surrendering a portion of the Original Leased Premises (the “Surrendered Premises”); Said Surrendered Premises consist of approximately 13,485 square feet of floor space, and are shown outlined in blue upon Exhibit A attached hereto; and

C. WHEREAS, Landlord and Tenant desire to amend the Lease to lease Tenant’s remaining space (the “Retained Premises”); Said Retained Premises consist of approximately 11,887 square feet of floor space, and are shown outlined in red upon Exhibit A attached hereto; and

D. WHEREAS, the parties hereto also desires to extend the term of the Lease by a period of six (6) months and to amend certain other provisions thereof;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Lease and agree as follows:

1.	ARTICLE 1, SECTION 2 - PREMISES AND TERM:

The term of the Lease is hereby extended for an additional six (6) month period, to commence on July 1, 2004 and to expire on December 31, 2004.

2.	ARTICLE 1, SECTION 1 – LEASED PREMISES:

a)	On or before June 30, 2004 , Tenant shall surrender the Surrendered Premises to Landlord in good condition and repair, with all of Tenant’s personal property removed therefrom, in accord with Article 19 of the Lease.

Exhibit 10.5

b)	Beginning on July 1, 2004 (“Reduction Date”) and continuing through the expiration date of December 31, 2004, as extended in paragraph 1. above, Landlord shall continue to lease to Tenant and Tenant shall continue to lease from Landlord that portion of the Original Leased Premises outlined in red upon Exhibit A attached hereto (the “Retained Premises”), in accordance with the terms of the Lease, as amended hereby. Except as otherwise specifically provided in this Amendment, Tenant’s lease of the Retained Premises shall be upon the same terms and conditions as set forth in the Lease, and the term “Leased Premises” shall be defined to mean the Retained Premises consisting of approximately 11,887 square feet of space.

c)	Beginning on July 1, 2004, Tenant shall thereafter have no liability for Tenant obligations which accrue under this Lease with respect to the Surrendered Premises.

3.	ARTICLE 6 – UTILITIES:

Tenant is liable for payment for all charges for utility services provided to the Surrendered Premises through June 30, 2004. Beginning on July 1, 2004 and continuing through the expiration date of December 31, 2004, Tenant shall continue to pay for charges for all utility services provided to the Retained Premises, subject to the understandings set forth on Exhibit B.

4.	ARTICLE 3 - BASE RENT AND ADDITIONAL RENT:

a)	Tenant shall be required to continue to pay to Landlord fixed annual base rent in the amount of One Hundred Ninety Thousand Two Hundred Ninety and no/100 Dollars ($190,290.00) for the Original Leased Premises, payable monthly at Fifteen Thousand Eight Hundred Fifty Seven and 50/100 Dollars ($15,857.50) per month until June 30, 2004.

b)	Beginning on July 1, 2004 and continuing through December 31, 2004, Tenant shall be required to pay to Landlord a fixed annual base rent in the amount of Ninety Thousand Three Hundred Forty-one and 20/100 Dollars ($90,341.20) for the Retained Premises, payable monthly at Seven Thousand Five Hundred Twenty-eight and 43/100 Dollars ($7,528.43) per month.

5.	ARTICLE 4, SECTION 4 - OPERATING COST ADJUSTMENT:

“Tenant’s Proportionate Share” as that phrase is used in the Lease, according to Article 4, Section 4 of the Lease, shall be decreased from 47.42% to 22.22% from the Reduction Date of July 1, 2004 through the extended Lease term, ending on December 31, 2004.

6.	ARTICLE 8 - HEATING, VENTILATING AND AIR CONDITIONING SYSTEM REPAIRS:

Landlord shall have Landlord’s contractor recheck the heating, ventilating and air conditioning system (“HVAC”) serving the Retained Premises and agrees to continue to keep and maintain the HVAC system in good repair in accordance with the terms of the Lease. Landlord shall, at all times, have access to the HVAC units, and may enter upon the Retained Premises for the purpose of repairing and maintaining it.

7.	EARLY TERMINATION RIGHT:

Notwithstanding anything herein to the contrary, either Landlord or Tenant may elect to terminate this Lease effective at the end of any calendar month by providing at least one full calendar month prior written termination notice to the other party hereto.

A party may not exercise its right to terminate this Lease if that party is in default under this Lease on the date that the party attempts to exercise such termination right.

Exhibit 10.5

8.	The expiration date of the term of the Lease, as set forth therein and as amended hereby, and all other conditions and covenants of the Lease shall apply with full force and effect to Tenant’s lease of the Retained Premises. From and after the Reduction Date, the phrase “Leased Premises”, as used in the Lease, shall be construed to mean the Retained Premises outlined in red on Exhibit A consisting of approximately 11,887 square feet of space.

9.	Except as herein specifically modified and amended, and as previously amended on February 10, 1988, December 23, 1988, February 13, 1992, April 1, 1992, December 17, 1996, and on April 19, 1999, the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Extension and Space Reduction Agreement as of the day and year first above written.

KRAUS-ANDERSON, INCORPORATED		DATAKEY, INC.
a Minnesota corporation		a Minnesota corporation

By:	/s/Philip F. Boelter	By:	/s/David A. Feste
Philip F. Boelter, Executive Vice President
	LANDLORD	Its: Vice President and CFO
TENANT

Exhibit 10.5

EXHIBIT "A"

428 S.F.
3,257 S.F.
GATEWAY TWO
6,803 S.F.
Retained Premises
Surrendered Premises

Exhibit 10.5

EXHIBIT B
TO
LEASE EXTENSION AND SPACE REDUCTION AGREEMENT DATED

Article 6 - Utilities

The purpose of this Exhibit B is to describe the Tenant and Landlord’s responsibilities with respect to certain utility charges billed to and payable by the Tenant. It is agreed that through the Tenant’s period of occupancy, the Tenant shall be responsible for payment of electric and natural gas charges for the common usage of such utilities by the tenants of Suite 201 through 207 of the Gateway Business Park, Phase II. Further, the Tenant and Datakey Electronics, Inc. have previously agreed to share the cost of such utilities accrued each calendar month through and including June 2004 based on the presumption that Datakey Electronics, Inc. is financially responsible for eighty percent (80%) of monthly electric usage charge billed to the Tenant’s account number 27-1990-4 by Dakota Electric Association and fifty percent (50%) of the monthly natural gas usage charge billed to the Tenant’s account number 060-006-653-400 by Center Point Energy. Furthermore, for each calendar month after June 2004 and ending on the last day of the Tenant’s occupancy, the Tenant shall continue to be responsible for payment of electric and natural gas charges for the common usage of such utilities by the tenants of Suite 201 through 207 of the Gateway Business Park, Phase II. However, beginning July 1, 2004 and ending on the last day of the Landlord’s lease with Datakey Electronics, Inc., the Landlord shall be financially responsible on an accrual basis for eighty percent (80%) of the monthly electric usage charge billed to the Tenant’s account number 27-1990-4 by Dakota Electric Association and fifty percent (50%) of the monthly natural gas usage charge billed to the Tenant’s account number 060-006-653-400 by Center Point Energy. For the period beginning on the expiration date of the Landlord’s lease with Datakey Electronics, Inc. and ending on December 31, 2004, the Landlord shall be financially responsible on an accrual basis for a fair allocation of the monthly electric usage charge billed to the Tenant’s account number 27-1990-4 by Dakota Electric Association and a fair allocation of the monthly natural gas usage charge billed to the Tenant’s account number 060-006-653-400 by Center Point Energy. The Landlord and Tenant shall mutually agree to method of fair allocation based upon the Tenant’s prior usage of such utilities during the preceding twelve months.